UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 01, 2022

Inari Medical, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39293	45-2902923
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6001 Oak Canyon, Suite 100
Irvine, California		92618
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (877) 923-4747

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	NARI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(d)

Effective as of March 1, 2022, the Board of Directors (the “Board”) of Inari Medical, Inc., a Delaware corporation (the “Company”) increased the size of the Board from eight (8) directors to nine (9) directors and appointed Robert Warner as a new Class III member of the Board and as a member of the Audit Committee of the Board. Mr. Warner’s term of office as a Class III Director will expire at the Company’s 2023 annual meeting of stockholders or until his successor has been elected and qualified or his earlier death, resignation, or removal. The Board has determined that Mr. Warner is an “independent director” as defined under the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) and the listing requirements and rules of the Nasdaq stock market and is a “non-employee director” under Section 16 of the Exchange Act of 1934, as amended.

From August 2015 to February 2018, Mr. Warner served as President and General Manager of Alcon Vision Care Franchise (Alcon). Prior to that, Mr. Warner served as President, U.S. and Canada, for Alcon from January 2012 to July 2015 and as President, Canada and Latin America, for Alcon from November 2010 to January 2012. From January 2005 to October 2010, Mr. Warner served in positions of increasing responsibility for Alcon. Mr. Warner was a member of the Alcon Executive Leadership Team for over 10 years and led the Alcon transition from Nestle to Novartis majority ownership. Since August 2021, Mr. Warner has served on the board of directors of RXSight, Inc. (NASDAQ GS: RXST), a commercial-stage medical technology company dedicated to improving the vision of patients following cataract surgery, where he also serves as chair of the nominating and corporate governance committee and as a member of the compensation committee. Mr. Warner currently serves on the board two private medical device companies, i-Lumen Scientific, where he is also a member of the compensation committee, and EyeYon Medical, where he also serves as Chairman. In addition, Mr. Warner is a board member of GRACE, the Grapevine Relief and Community Exchange, a nonprofit relief agency that provides vital necessities to people who are struggling with a limited income or recent emergency. Mr. Warner holds a B.S. in Chemistry from Pace University and an MBA from Rutgers University.

Mr. Warner will be compensated in a manner consistent with the Company’s other non-employee directors, as described under the heading “Director Compensation” in the Company’s definitive proxy statement filed with the SEC on April 16, 2021.

There are no arrangements or understandings between Mr. Warner and any other persons pursuant to which he was appointed as a director. Furthermore, there are no transactions in which Mr. Warner has an interest that would be required to be reported under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On March 1, 2022, the Company issued a press release announcing the appointment of Mr. Warner. A copy of the press release is attached hereto as Exhibit 99.1.

The information contained in this Item 7.01 and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated March 1, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INARI MEDICAL, INC.

Date:	March 1, 2022	By:	/s/ William Hoffman
William Hoffman President and Chief Executive Officer